               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                              AMENDMENT NUMBER 1

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 5, 1997
                                                       ----------------



                                 JETFAX, INC.



              (Exact name of registrant as specified in charter)



         Delaware                   0-22561               77-0182451
         --------                   -------               ----------

(State or other jurisdiction     (Commission File       (IRS Employer
     of incorporation)              Number)           Identification No.)



        1378 Willow Road, Menlo Park, California           94025
        ----------------------------------------           -----

        (Address of principal executive offices)         (Zip Code)



      Registrant's telephone number, including area code  (650) 324-0600
                                                          --------------



    _______________________________________________________________________
         (Former name or former address, if changed since last report)

                                  FORM 8-K/A

                             DOCUMAGIX ACQUISITION



The Registrant hereby amends Item 7 of its Form 8-K Report filed December 22, 1997 as follows:


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

     The audited financial statements of DocuMagix, Inc., for the years ended June 30, 1997, 1996 and 1995.

     (b)  Pro Forma Financial Information

     Unaudited pro forma condensed combined financial statements of JetFax, Inc. and DocuMagix, Inc. for the years ended March 31, 1996 and 1995 and the nine months ended September 30, 1997 and December 31, 1996.

DOCUMAGIX, INC.


INDEX TO FINANCIAL STATEMENTS
____________________________________________________________________________________________________________________
                                                                                                       PAGE
DocuMagix, Inc. - Financial Statements for the Years Ended June 30, 1997, 1996 and 1995:
  Independent Auditors' Report - Deloitte & Touche LLP                                                  F-2
  Report of Independent Accountants - Price Waterhouse LLP                                              F-3
  Balance Sheets                                                                                        F-4
  Statements of Operations                                                                              F-5
  Statements of Shareholders' Deficiency                                                                F-6
  Statements of Cash Flows                                                                              F-7
  Notes to Financial Statements                                                                         F-8

JetFax, Inc. and DocuMagix, Inc. Unaudited Pro Forma Condensed Combined Financial Statements:          F-15
  Unaudited Pro Forma Condensed Combined Balance Sheet - September 30, 1997                            F-16
  Unaudited Pro Forma Condensed Combined Statements of Operations:
  - Nine Months Ended September 30, 1997                                                               F-17
  - Nine Months Ended December 31, 1996                                                                F-18
  - Year Ended March 31, 1996                                                                          F-19
  - Year Ended March 31, 1995                                                                          F-20
  Notes to Unaudited Pro Forma Condensed Combined Financial Statements                                 F-21

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of DocuMagix, Inc.:

We have audited the accompanying balance sheet of DocuMagix, Inc. (the Company) as of June 30, 1997, and the related statements of operations, shareholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of DocuMagix, Inc. at June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 11, on December 5, 1997, all the outstanding shares of the Company's common and redeemable convertible preferred stock were acquired by JetFax, Inc., in exchange for shares of JetFax, Inc. common stock.


DELOITTE & TOUCHE LLP



San Jose, California
December 12, 1997

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of DocuMagix, Inc.:

In our opinion, the accompanying balance sheet and related statements of operations, and shareholders' deficiency and of cash flows present fairly, in all material respects, the financial position of DocuMagix, Inc. at June 30, 1996, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP


San Jose, California
October 25, 1996

DOCUMAGIX, INC.


BALANCE SHEETS
JUNE 30, 1997 AND 1996 (DOLLARS IN THOUSANDS)
________________________________________________________________________________

ASSETS                                                   1997            1996

CURRENT ASSETS:
  Cash and equivalents                                $   138           $1,777
  Accounts receivable (net allowances of
   $93 and $225)                                          394              891
  Inventories                                              52               37
  Prepaid expenses and other assets                        94              121
                                                      -------           ------
        Total current assets                              678            2,826

PROPERTY AND EQUIPMENT - Net                               85              129

OTHER ASSETS                                                -               13
                                                      -------           ------
TOTAL                                                 $   763           $2,968
                                                      =======           ======

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIBALITIES:
  Short-term borrowings                               $   250           $    -
  Convertible notes payable                               800                -
  Accounts payable                                        634              573
  Accrued liabilities                                     437              585
  Deferred revenue                                         75                -
                                                      -------           ------
        Total current liabilities                       2,196            1,158
                                                      -------           ------
REDEEMABLE CONVERTIBLE PREFERRED STOCK
  -No par value, 18,552,182 shares authorized;
   shares outstanding: 1997 - 17,913,130;
   1996 - 17,763,130                                    7,413            7,201

COMMON SHAREHOLDERS' DEFICIENCY:
  Common stock - no par value; 25,000,000
   shares authorized; shares outstanding:
   1997 - 3,405,088; 1996 - 3,018,505                      39               24
  Retained deficit                                     (8,885)          (5,415)
                                                      -------           ------
        Shareholders' deficiency                       (8,846)          (5,391)
                                                      -------           ------
TOTAL                                                 $   763           $2,968
                                                      =======           ======

See notes to financial statements.

DOCUMAGIX, INC.


STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1997, 1996 AND 1995 (DOLLARS IN THOUSANDS)
________________________________________________________________________________________________
                                                1997            1996            1995
REVENUES                                      $ 2,199         $ 2,709         $   345
                                              -------         -------         -------
COSTS AND EXPENSES:
  Cost of revenues                                615             735             124
  Research and development                      1,012           1,069             676
  Selling and marketing                         2,789           2,509             886
  General and administrative                    1,219             902             603
                                              -------         -------         -------
        Total costs and expenses                5,635           5,215           2,289
                                              -------         -------         -------
LOSS FROM OPERATIONS                           (3,436)         (2,506)         (1,944)

OTHER INCOME (EXPENSES), NET                      (32)             11             (51)
                                              -------         -------         -------
LOSS BEFORE INCOME TAXES                       (3,468)         (2,495)         (1,995)

PROVISION FOR INCOME TAXES                          2               -               -
                                              -------         -------         -------
NET LOSS                                      $(3,470)        $(2,495)        $(1,995)
                                              =======         =======         =======

See Notes to financial statements.

DOCUMAGIX, INC.


STATEMENTS OF SHAREHOLDERS' DEFICIENCY
YEARS ENDED JUNE 30, 1997, 1996 AND 1995 (DOLLARS IN THOUSANDS)
____________________________________________________________________________________________________________________________________
                                                     REDEEMABLE
                                                   PREFERRED STOCK                   COMMON STOCK
                                              --------------------------      --------------------------       RETAINED
                                                SHARES          AMOUNT          SHARES          AMOUNT          DEFICIT
BALANCES, June 30, 1994                        3,300,000        $  648         3,387,833        $ 20            $  (925)

Issuance of common stock for services                  -             -            25,000           1                  -
Issuance of Series B convertible
 preferred stock, net of issuance
 costs of $5                                   1,519,019           451                 -           -                  -
Issuance of Series C convertible
 preferred stock, net of issuance
 costs of $6                                   3,030,190         1,206                 -           -                  -
Net loss                                               -             -                 -           -             (1,995)
                                              ----------        ------         ---------        ----            -------
BALANCES, June 30, 1995                        7,849,209         2,305         3,412,833          21             (2,920)

Issuance of common stock for cash,
 at $0.03 per share                                    -             -           175,672           5                  -
Issuance of common stock under
 stock option plan                                     -             -            30,000           1                  -
Repurchase of common stock                             -             -          (600,000)         (3)                 -
Issuance of Series C convertible
 preferred stock, net of issuance
 costs of $1                                   1,402,788           560                 -           -                  -
Issuance of Series D convertible
 preferred stock, net of issuance
 costs of $35                                  6,567,951         2,458                 -           -                  -
Issuance of Series E convertible
 preferred stock, net of issuance
 costs of $7                                     568,182           243                 -           -                  -
Issuance of Series F convertible
 preferred stock, net of issuance
 costs of $15                                  1,375,000         1,635                 -           -                  -
Net loss                                               -             -                 -           -             (2,495)
                                              ----------        ------         ---------        ----            -------
BALANCES, June 30, 1996                       17,763,130         7,201         3,018,505          24             (5,415)

Issuances of Series G preferred
 stock for acquired technology,
 net of issuance costs of $13                    150,000           212                 -           -                  -
Issuance of common stock                               -             -           386,583           9                  -
Sale of warrants                                       -             -                 -           6                  -
Net loss                                               -             -                 -           -             (3,470)
                                              ----------        ------         ---------        ----            -------
BALANCES, June 30, 1997                       17,913,130        $7,413         3,405,088        $ 39            $(8,885)
                                              ==========        ======         =========        ====            =======

See notes to financial statements.

DOCUMAGIX, INC.


STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1997, 1996 AND 1995 (DOLLARS IN THOUSANDS)
_______________________________________________________________________________________________________________
                                                                1997            1996            1995
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                       $(3,470)        $(2,495)        $(1,995)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                                    106              66              41
   Write-off of purchased technology                                225
   Changes in:
     Accounts receivable                                            497            (806)            (85)
     Inventories                                                    (15)            (15)            (22)
     Prepaid expenses and other assets                               27             (51)            (69)
     Accounts payable                                                61             454             109
     Accrued liabilities and deferred revenue                       (73)            480              90
     Other assets                                                   (23)            (13)              -
                                                                -------         -------         -------
        Net cash used in operating activities                    (2,665)         (2,380)         (1,931)
                                                                -------         -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES -
 Purchases of property and equipment                                (26)           (112)            (38)
                                                                -------         -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Bank line of credit borrowings                                     250               -               -
 Proceeds from issuance of Series A - Series F
  convertible preferred stock, net                                    -           4,125              50
 Issuance costs for Series G convertible preferred stock            (13)              -               -
 Proceeds from issuance of common stock                               9               6               -
 Repurchase of common stock                                           -              (3)              -
 Proceeds from issuance of convertible notes                        800               -           1,969
 Proceeds from issuance of warrants                                   6               -               -
                                                                -------         -------         -------
        Net cash provided by financing activities                 1,052           4,128           2,019
                                                                -------         -------         -------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                  (1,639)          1,636              50

CASH AND EQUIVALENTS, Beginning of year                           1,777             141              91
                                                                -------         -------         -------
CASH AND EQUIVALENTS, End of year                               $   138         $ 1,777         $   141
                                                                =======         =======         =======
SUPPLEMENTAL SCHEDULE OF NONCASH
 FINANCING AND INVESTING ACTIVITIES:
 Conversion of notes payable into Series B preferred
  stock (including accrued interest)                            $     -         $     -         $   401
                                                                =======         =======         =======
 Conversion of notes payable into Series C preferred
  stock (including accrued interest)                            $     -         $     -         $ 1,206
                                                                =======         =======         =======
 Conversion of notes payable into Series D preferred
  stock (including accrued interest)                            $     -         $   771         $     -
                                                                =======         =======         =======
 Issuance of Series G preferred stock for technology            $   255         $     -         $     -
                                                                =======         =======         =======
SUPPLEMENTAL CASH FLOW INFORMATION -
 Cash paid during the year for:
  Interest                                                      $    13         $     -         $     -
                                                                =======         =======         =======
  Income taxes                                                  $     1         $     1         $     1
                                                                =======         =======         =======

See notes to financial statements.

DOCUMAGIX, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1997, 1996 AND 1995
________________________________________________________________________________

1. ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

   ORGANIZATION - DocuMagix, Inc. (the Company) was incorporated in California in May 1993. The Company develops, markets and supports personal computer software.

   CASH AND EQUIVALENTS - The Company considers all highly liquid investments purchased with a remaining maturity of 90 days or less to be cash equivalents.

   INVENTORIES are stated at the lower of cost (using the first-in, first-out method) or market.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated over their estimated useful lives (three to five years) using the straight-line method.

   LONG LIVED ASSETS - On July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets based upon undiscounted cash flows whenever events or changes indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS 121 did not have a material effect on the Company's financial statements.

   REVENUE RECOGNITION - The Company sells its software products through direct mail catalogs, retail distribution and original equipment manufacturer bundles. Revenue from the sale of software products is recognized when the software has been shipped, the Company has the right to invoice the customer, collection of the receivable is probable and there are no significant obligations remaining. Allowances for estimated future returns and exchanges are provided at the time of sale based on the Company's return policies and historical returns experience. The Company provides a limited amount of free telephone technical support to customers. These activities are generally considered insignificant post contract customer support obligations and are accrued when the revenue is recognized.

   SOFTWARE DEVELOPMENT COSTS - In accordance with Statement of Financial Accounting Standards No. 86 " Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. Capitalized costs are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected revenues, whichever is greater. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant and accordingly have not been capitalized.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
   109), which requires an asset and liability approach. Under SFAS 109, deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions net of a valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realized.

   STOCK-BASED COMPENSATION - As permitted under Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation" the Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees. See Note 5.

   CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. Cash is primarily on deposit at a financial institution. At June 30, 1997, three customers accounted for 46%, 28% and 13%, respectively, of accounts receivable.

2. SIGNIFICANT  TRANSACTIONS

   In October 1996, the Company entered into an agreement with Open Market, Inc. to license software from Open Market, Inc. (OMI) in exchange for preferred stock. The Company exchanged 150,000 shares of Series G convertible preferred stock at an estimated fair value of $1.50 per share. Also, in exchange for consideration of $6,000, the Company issued to OMI a warrant to purchase 600,000 shares of Series G convertible preferred stock at an exercise price of $2.50 per share. The warrant expires in October 2001.

   During fiscal 1997, the Company determined that the carrying value of this license was not recoverable, and it was written off.

3. PROPERTY  AND  EQUIPMENT

   Property and equipment as of June 30 consist of (in thousands):

                                                        1997            1996
Computer equipment                                     $ 241           $ 214
Furniture and fixtures                                    37              37
                                                       -----           -----
Total                                                    278             251
Accumulated depreciation and amortization               (193)           (122)
                                                       -----           -----
Property and equipment - net                           $  85           $ 129
                                                       =====           =====

4. ACCRUED  LIABILITIES

   Accrued liabilities at June 30 consist of (in thousands):

                                                        1997            1996
Accrued compensation and benefits                      $ 157           $ 257
Other accrued liabilities                                278             328
                                                       -----           -----
                                                       $ 435           $ 585
                                                       =====           =====


5. SHAREHOLDERS'  EQUITY

   REDEEMABLE CONVERTIBLE PREFERRED STOCK

   Redeemable convertible preferred stock consists of the following at June 30, 1997 (dollars in thousands):


                                                SHARES                             INITIAL PRICE
                                 ----------------------------------------   ---------------------------      LIQUIDATION
                                    DESIGNATED             OUTSTANDING        PER SHARE     AGGREGATE         PREFERENCE
Series A                             3,300,000              3,300,000            $0.20        $  660             $  713
Series B                             1,521,000              1,519,019             0.30           456                492
Series C                             4,438,000              4,432,978             0.40         1,773              1,964
Series D                             6,600,000              6,567,951             0.38         2,493              2,695
Series E                               568,182                568,182             0.44           250                270
Series F                             1,375,000              1,375,000             1.20         1,650              1,775
Series G                               750,000                150,000             1.50           225                225
Issuance costs                               -                      -                            (94)                 -
                                    ----------             ----------                         ------             ------
Total                               18,552,182             17,913,130                         $7,413             $8,134
                                    ==========             ==========                         ======             ======

   Significant terms of redeemable convertible preferred stock are as follows:

  . The preferred stock is convertible at the option of the holder into fully paid and nonassessable shares of common stock. The conversion prices for Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock were initially set at $0.20, $0.30, $0.40, $0.38, $.044, $1.20 and $1.50, respectively, and are subject to adjustment for anti-dilution. Each share of preferred stock will automatically convert into common stock in the event of the closing of an underwritten public offering of at least $10,000,000 or a minimum price of not less than $1.00 per share of common stock.

  . Each share of preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

  . Holders of Series A, Series B, Series C, Series D, Series E and Series F preferred stock are entitled to receive cumulative dividends of $0.016, $0.024, $0.032, $0.0304, $0.0352 and $0.096, respectively, per share per annum in preference to any dividends on common stock or Series G preferred stock when and as declared by the Board of Directors. The dividend rate for Series G preferred stock is $0.12 per share per annum. No dividends shall be paid with respect to the common stock or the Series G preferred stock unless dividends for all outstanding shares of Series A through Series F preferred stock shall have first been paid or declared and set apart for payment. No dividends have been declared by the Board of Directors through June 30, 1997.

  . In the event of liquidation, the holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock are entitled to receive, prior to and in preference to any distribution of assets or surplus funds to common shareholders, $0.20, $0.30, $0.40, $0.38, $.044, $1.20 and $1.50, respectively, per share, plus all unpaid cumulative dividends.

  . At any time five years after the original issue date of the Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock, the Company is required, upon the request of not less than two-thirds of the holders of the then outstanding Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock, to redeem all outstanding preferred stock, to the extent funds are legally available.
     The Company shall redeem a minimum of one-third of the then outstanding preferred stock within one month after receiving notice and each year thereafter until all such shares are redeemed or converted into common stock. The redemption price shall be equal to the issuance price of the preferred stock.

   STOCK OPTION PLAN

   Under the Company's 1993 Stock Option Plan (the Plan), incentive and nonqualified stock options to purchase up to 3,367,430 shares of common stock of the Company may be granted to key employees, directors and consultants. Options are generally granted at fair value (as determined by the Board of Directors) at the date of grant and are generally exercisable over four years and expire up to ten years from the date of grant.

   Stock option activity is summarized as follows:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                                   EXERCISE
                                                     OPTIONS         PRICE
                                                   OUTSTANDING     PER SHARE
    Balance, June 30, 1994                            466,000        $ 0.03

    Granted                                         1,421,430          0.03
    Terminated                                       (100,000)         0.03
                                                    ---------        ------

    Balance, June 30, 1995                          1,787,430          0.03

    Granted (weighted average fair value of $0.01)  1,448,400          0.07
    Exercised                                         (30,000)         0.03
    Terminated                                       (157,333)         0.03
                                                    ---------        ------

    Balance, June 30, 1996                          3,048,497          0.05

    Granted (weighted average fair value of $0.08)    568,000          0.20
    Exercised                                        (393,583)         0.04
    Canceled                                         (829,084)         0.12
                                                    ---------        ------

    Balance, June 30, 1997                          2,393,830        $ 0.06
                                                    =========        ======

   At June 30, 1997, 550,017 shares of common stock were available for future grant under the Plan.

   Additional information regarding options outstanding as of June 30, 1997 is as follows:


                                                    OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                                              --------------------------------      ----------------------------------------
                           NUMBER                WEIGHTED           WEIGHTED                NUMBER                WEIGHTED
   Range of              OUTSTANDING              AVERAGE            AVERAGE              EXERCISABLE              AVERAGE
   Exercise              AT JUNE 30,             REMAINING          EXERCISE              AT JUNE 30,             EXERCISE
    Prices                  1997                   LIFE               PRICE                  1997                   PRICE
    $0.03                 1,965,930                7.87              $0.03                1,170,100                $0.03
    $0.20                   427,900                9.34               0.20                   79,150                 0.20
-------------             ---------               -----              -----               ----------                -----
$0.03 - $0.20             2,393,830                8.66              $0.06                1,249,250                $0.04
=============             =========               =====              =====               ==========                =====



   The Company uses the intrinsic value method specified by Accounting Principles Board Opinion No. 25 to calculate compensation expense associated with issuing stock options and, accordingly, has recorded no such expense through June 30, 1997, as such issuances have been at the fair value of the Company's common stock at the date of grant.

   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of the year ended June 30, 1997. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 24 months following vesting; no stock volatility, risk-free interest rates of 5.76% for the years ended June 30, 1997 and 1996; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values for the fiscal year ended June 30, 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been $3,489,000 and $2,498,000 for the years ended June 30, 1997 and 1996, respectively. However, the impact of outstanding non-vested stock options granted prior to July 1, 1995, has been excluded from the pro forma calculation; accordingly, the pro forma adjustments for the year ended June 30, 1997 are not indicative of future period pro forma adjustments, when the calculation will apply to all applicable stock options.

6. INCOME  TAXES

   No provision for taxes (other than minimum state taxes in 1997) has been recorded for any period presented due to the Company's net operating losses. At June 30, 1997, the Company had federal and California net operating loss carryforwards of approximately $8.3 million and $3.4 million, respectively, available to offset future taxable income through 2012 for federal purposes and through 2002 for California.

   Sections 382 and 383 of the Internal Revenue Code and the applicable California law impose limitations on the use of net operating loss and tax credit carryforwards if there is a change in ownership, as defined, within any three-year period. The change of ownership discussed in Note 11 caused such an annual limitation.

   At June 30, 1997, deferred tax assets of approximately $3.6 million were generated primarily by the carryforwards mentioned above and by temporary differences related to reserves. These deferred tax assets have been fully reserved due to the uncertainty surrounding the realization of such benefits.

7. SHORT-TERM  BORROWINGS

   The Company has $250,000 outstanding at June 30, 1997 under a bank line of credit with an original maturity date of December 9, 1997. Borrowings bear interest at the bank's prime rate (8.25% at June 30, 1997) plus 1.75%, are secured by substantially all assets of the Company. The bank agreement, as amended, requires that the Company's losses not exceed $500,000 for each of the quarters ended June 30, 1997 and September 30, 1997. In exchange for amending the agreement, the bank received a warrant in July 1997 to purchase 36,585 shares of Series E convertible preferred stock at an exercise price of $0.41 per share. The line of credit was paid in full in December 1997.

8. CONVERTIBLE  DEBT

   In fiscal 1997, the Company issued $800,000 of convertible notes with an expiration date on the earlier of (a) December 31, 1997; (b) upon the closing of an underwritten public offering of shares of Common Stock of the Company; or (c) immediately prior to the closing of an acquisition of the Company by merger or otherwise. The notes bear interest at a rate of 7%. The holder of the notes may elect at any time prior to payment in full to convert all outstanding principal and interest due into shares of New Preferred Stock at a conversion price of $1.20 per share. (New Preferred Stock shall mean a new series of preferred stock of the Company to be sold in the next financing of the Company.) In connection with this financing, warrants to purchase 1,800,000 shares of the New Preferred Stock were issued at an exercise price of $1.20. These warrants expire after the earlier of: (a) February 27, 2002;
   (b) upon the closing of an underwritten public offering of shares of Common Stock of the Company; or (c) immediately prior to the closing of any acquisition of the Company by merger or otherwise.

   In August 1997, the Company issued an additional $200,000 of convertible notes with similar terms.

9. LEASES  AND  COMMITMENTS

   The Company's primary facility is leased under an operating lease expiring in November 1999. In addition, the Company leases certain equipment under capital lease arrangements. Future minimum annual payments under operating leases are as follows (in thousands):

        Fiscal year ending June 30:
          1998                                  $215
          1999                                   206
          2000                                    68
                                                ----
        Total minimum lease payments            $489
                                                ====

   Rent expense was $170,000, $104,000 and $63,000 in 1997, 1996 and 1995,
   respectively.

10. MAJOR  CUSTOMERS  AND  RELATED  PARTY  TRANSACTIONS

   In fiscal 1997, three customers accounted for 27%, 18% and 13% of the Company's total revenues. In fiscal 1996, three customers accounted for 27%, 20% and 12% of the Company's total revenues. In fiscal 1995, three customers accounted for 34%, 13% and 11% of the Company's total revenues.

   As of June 30, 1997, the Company owes $7,000 to a director.

   In February 1996, the Company repurchased 600,000 shares of common stock for $3,000 from a founder of the Company.

   In June 1996, the Company issued 125,000 shares of Series F preferred stock for $150,000 to a member of the Board of Directors.

11. SUBSEQUENT  EVENT

   On December 5, 1997, the Company was acquired by JetFax, Inc. (JetFax) in a merger transaction accounted for as a pooling of interests pursuant to an Agreement and Plan of Reorganization (Agreement) entered into with JetFax on November 12, 1997. Under the Agreement, the Company exchanged all outstanding shares of common stock and preferred stock into a total of 793,957 shares of common stock of JetFax and all rights with respect to DocuMagix common stock under outstanding options were converted into rights with respect to JetFax common stock using the common stock exchange ratio of
   0.004572. Outstanding DocuMagix warrants (see Notes 2, 7 and 8) were canceled in exchange for an aggregate of 2,190 shares of JetFax common stock. In addition, the $1,000,000 of convertible notes outstanding at the merger date were canceled in exchange for 103,853 shares of JetFax common stock.

                                   * * * * *

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger of JetFax, Inc. (JetFax) and DocuMagix, Inc. (DocuMagix) on a pooling-of-interests basis. JetFax changed its fiscal year end from March to December beginning with the nine-month period ended December 31, 1996 while DocuMagix has used a June fiscal year. The pro forma combined statements of operations assumes the merger was consummated as of the beginning of the periods presented and combine JetFax's consolidated statements of operations for the nine months ended September 30, 1997, the nine months ended December 31, 1996 and the years ended March 31, 1996 and 1995 with DocuMagix's statements of operations for the nine months ended September 30, 1997, the nine months ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively. This presentation is in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) which require that the fiscal periods combined in the unaudited pro forma condensed combined statements of income be within 93 days of the Registrant's fiscal period ends. As a consequence, the results of DocuMagix for the three-month period ended March 31, 1997 are included in both the nine-month periods ended September 30, 1997 and December 31, 1996.
DocuMagix revenues and net loss for the three months ended March 31, 1997 were $438,000 and $999,000, respectively. The unaudited pro forma condensed combined balance sheet at September 30, 1997 combines the balance sheets of JetFax as of September 30, 1997 and DocuMagix as of September 30, 1997.

These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of JetFax for the nine months ended December 31, 1996, included in its Form S-1 as amended and on file with the SEC, and the audited financial statements of DocuMagix for the year ended June 30, 1997, included in this filing.

The unaudited pro forma statements of operations are not necessarily indicative of the operating results which would have been achieved had the merger been consummated as of the beginning of the periods presented and are not necessarily indicative of future results.

JETFAX, INC. AND
DOCUMAGIX, INC.


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 1997 (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------------
                                                          JETFAX              DOCUMAGIX
                                                        SEPTEMBER 30,         SEPTEMBER 30,   PRO FORMA             PRO FORMA
                                                            1997                 1997        ADJUSTMENTS             COMBINED
ASSETS

Current assets:
  Cash and cash equivalents                              $ 10,412              $    31          $       -            $ 10,443
  Accounts receivable, net                                  4,296                  154                  -               4,450
  Inventories                                               3,659                   68                  -               3,727
  Other current assets                                        288                   94                  -                 382
                                                         --------              -------          ---------            --------
           Total current assets                            18,655                  347                                 19,002

Property and equipment, net                                   952                   78                  -               1,030
Other assets                                                1,000                  175                  -               1,175
                                                         --------              -------          ---------            --------
TOTAL                                                    $ 20,607              $   600          $       -            $ 21,207
                                                         ========              =======          =========            ========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES:
  Current liabilities:
    Accounts payable                                     $  1,363              $   541          $       -            $  1,904
    Accrued liabilities                                       664                  759                (31)              1,392
    Deferred revenue                                                                25                  -                  25
    Short-term borrowings                                       -                1,250             (1,000)                250
                                                         --------              -------          ---------            --------
           Total current liabilities                        2,027                2,575             (1,031)              3,571

SHAREHOLDERS'  EQUITY
  (DEFICIENCY):
  Capital stock                                            34,203                7,458              1,000              42,661
  Accumulated deficit                                     (15,623)              (9,433)                31             (25,025)
                                                         --------              -------          ---------            --------
           Total shareholders' equity (deficiency)         18,580               (1,975)             1,031              17,636
                                                         --------              -------          ---------            --------
TOTAL                                                    $ 20,607              $   600          $       -            $ 21,207
                                                         ========              =======          =========            ========

See notes to pro forma condensed combined financial statements.

JETFAX, INC. AND
DOCUMAGIX, INC.


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                 PRO FORMA
                                                              JETFAX         DOCUMAGIX          ADJUSTMENTS         COMBINED
REVENUES                                                      $15,603          $ 1,721             $   -             $17,324

COST  OF  SALES                                                 8,838              465                 -               9,303
                                                              -------          -------             -----             -------
           Gross margin                                         6,765            1,256                 -               8,021
                                                              -------          -------             -----             -------
OPERATING  EXPENSES:
  Research and development                                      3,034              621                 -               3,655
  Selling, general and administrative                           3,943            2,479                 -               6,422
  Crandell acquisition expense                                  1,681                -                 -               1,681
                                                              -------          -------             -----             -------
           Total operating expenses                             8,658            3,100                 -              11,758
                                                              -------          -------             -----             -------
LOSS  FROM  OPERATIONS                                         (1,893)          (1,844)                -              (3,737)

INTEREST  INCOME  (EXPENSE)
  AND OTHER - Net                                                  81              (60)               31                  52
                                                              -------          -------             -----             -------
LOSS  BEFORE  INCOME  TAXES                                    (1,812)          (1,904)               31              (3,685)

PROVISION  FOR  INCOME  TAXES                                      77                2                 -                  79
                                                              -------          -------             -----             -------
NET  LOSS                                                      (1,889)          (1,906)               31              (3,764)

LESS  CUMULATIVE  DIVIDENDS  ON
  SERIES P REDEEMABLE  PREFERRED
  STOCK                                                           (68)               -                 -                 (68)
                                                              -------          -------             -----             -------
NET LOSS APPLICABLE  TO  COMMON
  STOCKHOLDERS                                                $(1,957)         $(1,906)            $  31             $(3,832)
                                                              =======          =======             =====             =======
Net loss per share - basic and diluted                         $(0.22)          $(2.23)                               $(0.39)
                                                              =======          =======                               =======
Shares used in computation                                      8,882              856                                 9,738
                                                              =======          =======                               =======

See notes to pro forma condensed combined financial statements.

JETFAX, INC. AND
DOCUMAGIX, INC.


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED DECEMBER 31, 1996
(IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------------------------------------------
                                                                        JETFAX         DOCUMAGIX         COMBINED
REVENUES                                                                   $12,862          $ 2,011          $14,873

COST  OF  SALES                                                              8,495              462            8,957
                                                                           -------          -------          -------
           Gross margin                                                      4,367            1,549            5,916
                                                                           -------          -------          -------
OPERATING  EXPENSES:
  Research and development                                                   1,709              845            2,554
  Selling, general and administrative                                        3,608            3,330            6,938
                                                                           -------          -------          -------
           Total operating expenses                                          5,317            4,175            9,492
                                                                           -------          -------          -------
LOSS  FROM  OPERATIONS                                                        (950)          (2,626)          (3,576)

INTEREST  INCOME  (EXPENSE)
  AND OTHER - Net                                                               13              (15)              (2)
                                                                           -------          -------          -------
LOSS  BEFORE  INCOME  TAXES                                                   (937)          (2,641)          (3,578)

PROVISION  FOR  INCOME  TAXES                                                  105                -              105
                                                                           -------          -------          -------
NET  LOSS                                                                   (1,042)          (2,641)          (3,683)

LESS CUMULATIVE DIVIDENDS ON
  SERIES P REDEEMABLE  PREFERRED
   STOCK                                                                      (116)               -             (116)
                                                                           -------          -------          -------
NET LOSS APPLICABLE TO COMMON
  STOCKHOLDERS                                                             $(1,158)         $(2,641)         $(3,799)
                                                                           =======          =======          =======
Net loss per share - basic and diluted                                      $(0.16)          $(3.38)          $(0.46)
                                                                           =======          =======          =======
Shares used in computation                                                   7,421              782            8,203
                                                                           =======          =======          =======

See notes to pro forma condensed combined financial statements.

JETFAX, INC. AND
DOCUMAGIX, INC.


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 1996
(IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------------------------------------------

                                                                           JETFAX         DOCUMAGIX         COMBINED
REVENUES                                                                   $13,187          $ 2,089          $15,276

COST  OF  SALES                                                             11,102              587           11,689
                                                                           -------          -------          -------
           Gross margin                                                      2,085            1,502            3,587
                                                                           -------          -------          -------
OPERATING  EXPENSES:
  Research and development                                                   1,249            1,069            2,318
  Selling, general and administrative                                        3,460            3,408            6,868
                                                                           -------          -------          -------
           Total operating expenses                                          4,709            4,477            9,186
                                                                           -------          -------          -------
LOSS  FROM  OPERATIONS                                                      (2,624)          (2,975)          (5,599)

INTEREST  INCOME  (EXPENSE)
  AND OTHER - Net                                                             (270)              11             (259)
                                                                           -------          -------          -------
LOSS  BEFORE  INCOME  TAXES                                                 (2,894)          (2,964)          (5,858)

PROVISION  FOR  INCOME  TAXES                                                   35                -               35
                                                                           -------          -------          -------
NET  LOSS                                                                  $(2,929)         $(2,964)         $(5,893)
                                                                           =======          =======          =======

See notes to pro forma condensed combined financial statements.

JETFAX, INC. AND
DOCUMAGIX, INC.


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 1995
(IN THOUSANDS, EXCEPT PER SHARE DATA)
-------------------------------------------------------------------------------------------------------------------

                                                                           JETFAX        DOCUMAGIX         COMBINED
REVENUES                                                                   $7,752          $   345          $ 8,097

COST  OF  SALES                                                             5,249              124            5,373
                                                                           ------          -------          -------
           Gross margin                                                     2,503              221            2,724
                                                                           ------          -------          -------
OPERATING  EXPENSES:
  Research and development                                                  1,118              676            1,794
  Selling, general and administrative                                       2,071            1,489            3,560
                                                                           ------          -------          -------
           Total operating expenses                                         3,189            2,165            5,354
                                                                           ------          -------          -------
LOSS  FROM  OPERATIONS                                                       (686)          (1,944)          (2,630)

INTEREST  INCOME  (EXPENSE)
  AND OTHER - Net                                                             (68)             (51)            (119)
                                                                           ------          -------          -------
LOSS  BEFORE  EXTRAORDINARY ITEM                                             (754)          (1,995)          (2,749)

EXTRAORDINARY  ITEM - GAIN ON EXCHANGE  OF
  STOCKHOLDER  DEBT AND  RECEIVABLES  FOR
  NOTES  PAYABLE                                                              349                -              349
                                                                           ------          -------          -------
NET  LOSS                                                                  $ (405)         $(1,995)         $(2,400)
                                                                           ======          =======          =======

See notes to pro forma condensed combined financial statements.

JETFAX, INC. AND
DOCUMAGIX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 1997, NINE MONTHS ENDED DECEMBER 31, 1996 AND YEARS ENDED MARCH 31, 1996 AND 1995
________________________________________________________________________________

1. On December 5, 1997, the Company completed the acquisition of DocuMagix, Inc. (DocuMagix) pursuant to the Agreement and Plan of Reorganization (Agreement) entered into with DocuMagix on November 12, 1997. The Agreement provides for the merger of DocuMagix with and into JetFax, with DocuMagix becoming a wholly-owned subsidiary of JetFax. In connection with the Agreement, the Company issued 793,957 shares of common stock in exchange for all of the issued and outstanding DocuMagix common and convertible preferred stock and all outstanding options to purchase DocuMagix common stock were converted into options to acquire JetFax common stock at the common stock exchange ratio of 0.004572 shares of JetFax common stock for each share of DocuMagix common stock. Outstanding DocuMagix warrants to purchase common and preferred stock were canceled in exchange for an aggregate of 2,190 shares of JetFax common stock. In addition, DocuMagix outstanding convertible notes payable of $1,000,000 were canceled in exchange for 103,853 shares of JetFax common stock. The unaudited pro forma condensed combined financial statements reflect the combined operations of the two companies as if the merger was consummated as of the beginning of the periods presented on a pooling of interests basis.

2. The unaudited pro forma combined net loss per share, basic and diluted, is based upon the weighted average number of common shares of JetFax (and for periods presented prior to its June 1997 initial public offering (IPO), common equivalent shares from convertible preferred stock, which converted upon the IPO, on an "if converted" basis) and common and convertible preferred shares outstanding of DocuMagix. DocuMagix common and convertible preferred shares are included using the applicable merger exchange ratio. Pursuant to the rules of the Securities and Exchange Commission, in connection with JetFax's initial public offering of its common stock in June 1997, the Company presented pro forma net loss per share data for the nine month period ended December 31, 1996 and subsequent periods. Per share data for earlier periods has not been presented.

3. The pro forma adjustments in the unaudited pro forma combined balance sheet at September 30, 1997 and the unaudited condensed combined statement of operations for the nine months then ended give effect to the issuance of JetFax common stock in exchange for cancellation of the $1,000,000 convertible note payable and the elimination of the related interest expense (see Note 1).

4. JetFax expects acquisition-related costs of approximately $425,000 to be included in operations for the quarter ended December 31, 1997. These costs include:

  . Direct transaction costs of approximately $311,000 consisting primarily of legal, accounting and regulatory filing fees and other related costs; and

  . Restructuring costs of approximately $114,000 consisting primarily of estimated lease termination costs.

   In addition, JetFax is required to pay a retention bonus of $396,000 to DocuMagix employees which will be included in operations for the quarter ended December 31, 1997.

                                   * * * * *

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                JETFAX, INC.


Date: February 20, 1998                         By: /s/ Allen K. Jones
                                                -----------------------------
                                                Vice President and Chief
                                                Financial Officer